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                                EXHIBIT 2(n)(ii)

                        CONSENT OF TAIT, WELLER & BAKER
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                                                                Exhibit 2(n)(ii)





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our Report of Independent Certified Public Accountants dated March 16, 1995 (except for Note 5 as to which the date was April 10, 1995) accompanying Pilgrim Prime Rate Trust's statement of changes in net assets for the year ended February 28, 1995 and its financial highlights for each of the six years in the period then ended and for the period from May 12, 1988 (commencement of operations) to February 28, 1989. Reference to this report is made in the Report of Independent Auditors dated April 12, 1996 which accompanies Pilgrim America Prime Rate Trust's financial statements and financial highlights for the fiscal year ended February 28, 1996 appearing in the Trust's Annual Report which is incorporated by reference into Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned Report of Independent Certified Public Accountants in this Registration Statement and Prospectus.


                                                /s/ TAIT, WELLER & BAKER
                                                ---------------------------
                                                    TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October, 16, 1996